EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to the incorporation by reference in this Registration Statement on
Form S-3 of our report dated February 9, 2001, relating to our audits of the consolidated balance sheet of Uniservice Corporation and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999.



/s/ Spear, Safer, Harmon & co.

Miami, Florida
March 25, 2002